Exhibit 99.2
Consent Solicitation Statement
$135,000,000
Haights Cross Communications, Inc.
Solicitation of Consents Relating to the
12.5% Senior Discount Notes due 2011
of
Haights Cross Communications, Inc.
for a Consent Payment of $2.00 per $1,000 of Principal Amount at Maturity
(CUSIP Number: 40521HAE8)
     Haights Cross Communications, Inc. (“Holdings”), a Delaware corporation, hereby solicits consents (the “Consents”), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (this “Consent Solicitation Statement”) and in the accompanying Letter of Consent (the “Letter of Consent” and, together with this Consent Solicitation Statement, the “Consent Solicitation”), of the holders of record of Holdings’ 12.5% Senior Discount Notes due 2011 (the “Notes”) as of July 17, 2007 (each such holder, a “Holder” and such time and date, the “Record Date”) to a proposed waiver of the change of control provisions of the indenture under which the Notes were issued, dated as of February 2, 2004 (as amended or supplemented, the “Indenture”; capitalized terms used in this Consent Solicitation without definition have the meanings provided to them in the Indenture), by and between Holdings and Wells Fargo Bank, N.A., successor by merger to Wells Fargo Bank Minnesota, N.A., as trustee (the “Trustee).

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 30, 2007 UNLESS EXTENDED (SUCH DATE, AS IT MAY BE EXTENDED, THE “CONSENT DATE”). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME THAT REQUISITE CONSENTS (AS DEFINED BELOW) HAVE BEEN OBTAINED, BUT NOT THEREAFTER.
HOLDERS ARE NOT REQUIRED TO AND SHOULD NOT TENDER OR DELIVER NOTES TO HOLDINGS, THE TRUSTEE, THE INFORMATION AGENT, THE TABULATION AGENT OR THE FINANCIAL ADVISOR AT ANY TIME.
     Holdings is soliciting a waiver (the “Waiver”) of the requirement pursuant to Section 4.15 of the Indenture that Holdings offer to repurchase the Notes upon a Change of Control as such requirement applies to the recapitalization of Holdings (the “Recapitalization”) pursuant to a recapitalization agreement dated as of June 29, 2007 (the “Recapitalization Agreement”) filed with the Securities and Exchange Commission (the “SEC”) on Form 8-K on July 6, 2007.
     If valid Consents from the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes (“Requisite Consents”) are received by Holdings on or before the Consent Date, the Waiver will be effected through a supplemental indenture (the “Supplemental Indenture”) executed by Holdings and the Trustee upon receipt of the Requisite Consents. A Holder of approximately 33% in aggregate principal amount at maturity of the Notes has indicated its intent to deliver its Consent, subject to the conditions of the Consent Solicitation.
     On the terms and subject to the conditions of the Consent Solicitation, if Holdings receives the Requisite Consents and the Supplemental Indenture is executed, the Waiver will become operative upon the execution thereof and Holdings will pay, promptly following the Consent Date and the satisfaction of the other conditions contained herein, to each Holder who has validly delivered (and has not revoked) a valid Consent on or prior to the Consent Date in respect of such Notes, $2.00 for each $1,000 in principal amount at maturity of such Notes (the “Consent Payment”).

     If the Waiver becomes effective, it will be binding on all Holders of the Notes, including non-consenting Holders, and such non-consenting Holders will not be entitled to receive the Consent Payment unless such non-consenting Holders consent on or prior to the Consent Date.
     In the event that the Consent Solicitation is withdrawn or otherwise not completed, the Waiver will not become operative and the Consent Payment will not be paid or become payable to the Holders who have validly delivered Consents in connection with the Consent Solicitation.
     This Consent Solicitation Statement describes the purposes and effects of the Waiver and the procedures for delivering and revoking Consents. Please read it carefully.
     None of Holdings, the Trustee, the Information Agent or the Financial Advisor makes any recommendation as to whether Holders should deliver Consents.

The Financial Advisor to Holdings is:
Evercore Group L.L.C.
The date of this Consent Solicitation Statement is July 18, 2007

(i)

IMPORTANT
     Holders desiring to deliver Consents should complete, sign and date the Letter of Consent included herewith in accordance with the instructions therein and mail or deliver it and any other required documents to the Information Agent at its address set forth on the last page of the Letter of Consent for receipt prior to the Consent Date. Only Holders as of the Record Date may execute Consents and, unless revoked by the applicable Holder as of the Record Date in the manner described herein, such Consent will be binding on all beneficial owners and subsequent transferees of the Notes with respect to which such Consent was given. Any beneficial owner of Notes who desires to deliver a Consent with respect to such Notes but who is not a Holder of such Notes as of the Record Date (including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee) must arrange with the Person who is the Holder of such Notes as of the Record Date to execute and deliver a Consent on behalf of such beneficial owner.
     Please direct any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Letter of Consent or related documents to the Information Agent at its telephone number set forth on the last page of this Consent Solicitation Statement. Holders also may contact the Financial Advisor at its telephone number set forth on the last page hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.
     No Person has been authorized to give any information or to make any representations in connection with the Consent Solicitation other than those contained in this Consent Solicitation Statement and, if given or made, such information or representations should not be relied upon as having been authorized. The Consent Solicitation is not being made to, and Consents are not being solicited from, Holders in any jurisdiction in which it is unlawful to make such solicitation or grant such Consent. The delivery of this Consent Solicitation Statement at any time shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of Holdings since the date hereof.
AVAILABLE INFORMATION
     Holdings files annual, quarterly and current reports with the SEC under the Exchange Act.1 You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.
     The filings of Holdings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.
FORWARD-LOOKING STATEMENTS
     This Consent Solicitation contains forward-looking statements about Holdings’ plans, objectives, expectations and intentions. You can identify these statements by words such as “expect,” “anticipate,” “intend,” “believe,” “seek,” “may,” “will” and “continue” or similar words. You should read statements that contain these words carefully. They discuss Holdings’ future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control, including, without limitation:
•	the requirement that Holdings’ stockholders approve and adopt the Recapitalization;

•	failure to satisfy other conditions in connection with the Recapitalization; and

[1]	Note that Holdings has not, as of the date of this Consent Solicitation Statement, filed with the SEC its 2006 Annual Report on Form 10-K or its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

•	other risks detailed in Holdings’ current filings with the Securities and Exchange Commission, or SEC, including Holdings’ most recent Annual Report on Form 10-K, as amended, and Holdings’ most recent Quarterly Report on Form 10-Q.[2]
See “Available Information” above. You should not place undue reliance on forward-looking statements. Holdings cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this Consent Solicitation represent Holdings’ views as of the date of this Consent Solicitation Statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, Holdings assumes no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.
SUMMARY
     This summary is provided solely for the convenience of the Holders of the Notes. This summary is not intended to be complete and is qualified in its entirety by reference to the full text and more specific details contained in this Consent Solicitation Statement and any amendments or supplements hereto. Holders of the Notes should read the entire Consent Solicitation Statement.

Holdings	Haights Cross Communications, Inc., a corporation organized under the laws of the State of Delaware.

Purpose of the Consent Solicitation	The Consents are being sought to waive the requirement pursuant to Section 4.15 of the Indenture that Holdings offer to repurchase the Notes upon a Change of Control as such requirement applies to the Recapitalization. For more information, see “The Recapitalization Agreement”.

Consent Solicitation	Holdings is soliciting Consents from the Holders of the Notes to the Waiver and the execution of the Supplemental Indenture. The completion, execution and timely delivery of a Consent on or prior to the Consent Date will be deemed to be a valid delivery of a Consent (provided that such Consent is not validly revoked). For more information, see “The Consent Solicitation.”

Consent Payment	$2.00 per $1000 of principal amount at maturity of Notes held by Holders from whom Consents have been properly received (and have not been validly revoked) prior to the Consent Date in accordance with and subject to the conditions of this Consent Solicitation.

Consent Date	On the terms and subject to the conditions of the Consent Solicitation, Holders who validly consent to the Waiver on or prior to 5:00 p.m., New York City time on July 30, 2007 will receive the Consent Payment promptly following the Consent Date, if the Requisite Consents are received by Holdings, the Supplemental Indenture is executed and the Waiver becomes operative.

Requisite Consents	The Waiver requires the Consent of the Holders of a majority of the aggregate principal amount at maturity of Notes outstanding. A Holder of approximately 33% in aggregate principal amount at maturity of the Notes has indicated its intent to deliver its Consent, subject to the conditions of the Consent Solicitation.

[2]	Note that Holdings has not, as of the date of this Consent Solicitation Statement, filed with the SEC its 2006 Annual Report on Form 10-K or its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

Withdrawal Rights and Revocation of Consents	Consents may be revoked at any time only by Holders that had previously executed such Consents, prior to the time that the Requisite Consents have been obtained, but not thereafter. In the event of any waiver, extension or amendment of the Consent Solicitation, Holdings will either send a notice to the Holders or make a public announcement as promptly as practicable.

When the Waiver Becomes Effective	If the Waiver becomes effective, it will be binding on all Holders of the Notes, including non-consenting Holders, and such non-consenting Holders will not be entitled to receive the Consent Payment unless such non-consenting Holders consent on or prior to the Consent Date.

If the Requisite Consents are received, the other customary conditions specified in this Consent Solicitation Statement are satisfied and the Supplemental Indenture is executed, the Waiver will become operative upon execution thereof. See “The Consent Solicitation — Conditions to the Acceptance of Consents by Holdings; Conditions to Payment of Consent Fee.”

Procedure for Delivering Consents	Holders as of the Record Date desiring to deliver Consents should complete, sign and date the Letter of Consent in accordance with the instructions therein and mail or deliver it and any other required documents to the Information Agent at its address set forth on the last page of the Letter of Consent for receipt prior to the Consent Date. Holders are not required to and should not tender or deliver Notes to Holdings, the Trustee, the Information Agent, the Tabulation Agent or the Financial Advisor at any time.

Conditions to the Recapitalization; Strategic Alternatives	The obligations of the parties to consummate the Recapitalization and the other transactions contemplated by the Recapitalization Agreement is subject to the satisfaction of various closing conditions including without limitation the requirement that the Holders of the Notes consent to waive the requirement pursuant to Section 4.15 of the Indenture that Holdings offer to repurchase the Notes upon a Change of Control as such requirement applies to the Recapitalization. See “Conditions to the Recapitalization”. Upon consummation of the Recapitalization Agreement and the transactions contemplated thereby the Financial Advisor will assist Holdings in evaluating strategic alternatives.

Certain U.S. Federal Income Tax Consequences	For a discussion of certain U.S. federal income tax consequences of the Consent Solicitation on the Notes, see “Certain U.S. Federal Income Tax Consequences.”

Financial Advisor	Evercore Group L.L.C.

Information Agent and Tabulation Agent	Global Bondholder Services Corporation.

THE COMPANY
     Holdings was formed in Delaware in 1997 and is a leading developer and publisher of products for the K-12 education, library and medical education markets. Holdings’ products include supplemental reading books with a concentration on non-fiction content, state-specific test preparation materials, skills assessment and intervention books, unabridged audiobooks and continuing medical education products. Holdings’ high quality products are sold primarily to schools, libraries and medical professionals and have leading positions in the three markets served.
THE RECAPITALIZATION AGREEMENT
     This section of the Consent Solicitation Statement describes the material provisions of the Recapitalization Agreement but does not purport to describe all provisions of the Recapitalization Agreement. The following summary is qualified in its entirety by reference to the complete text of Holding’s Report on Form 8-K filed with the SEC on July 6, 2007 which describes the Recapitalization Agreement and is attached as Annex A to this Consent Solicitation Statement and is incorporated into this Consent Solicitation Statement by reference. Holders are urged to read the full text of the attached Report on Form 8-K including the Recapitalization Agreement attached thereto because the Recapitalization Agreement is the legal document that governs the Recapitalization. The Recapitalization Agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this Consent Solicitation and in the other public filings Holdings makes with the SEC, which are available without charge at www.sec.gov.
Structure of the Recapitalization
     Under the terms of the Recapitalization Agreement, at the closing of the transactions contemplated thereby (the “Closing”), each of the investors party to the Recapitalization Agreement (the “Investors”) will vote in favor of the adoption of the amendments to Holdings’ certificate of incorporation to effectuate the Recapitalization. Investors holding voting power sufficient to approve the Recapitalization have agreed in the Recapitalization Agreement to vote their shares in favor of the Recapitalization. On the date of Closing, Holdings will file such amendments with the Secretary of State of the State of Delaware and upon such filing:
each share of outstanding series A preferred stock shall be converted into fully-paid and non-assessable shares of common stock at the rate of one share of common stock for each $31.481 of accrued liquidation value of series A preferred stock as of June 30, 2007;
each share of outstanding series B preferred stock shall be converted into 4.09953 fully paid and non-assessable shares of common stock;
each share of outstanding series C preferred stock shall be converted into fully-paid and non-assessable shares of common stock at the rate of one share of common stock for each $31.481 of accrued liquidation value of series C preferred stock as of June 30, 2007;
all shares of outstanding common stock shall be converted into one fully paid and non-assessable share of common stock; and
all warrants to purchase shares of common stock and series A preferred stock shall be adjusted by the Recapitalization according to the terms of such warrants
Representations and Warranties
     The Recapitalization Agreement contains customary representations and warranties for transactions of that type, including representations and warranties of Holdings with respect to due organization, due authorization, capitalization, non-contravention and compliance with laws and reporting requirements and representations and warranties of the Investors with respect to due authorization, non-contravention, title to shares and investment representations.

Covenants
     Holdings and the Investors have agreed to perform and undertake certain obligations under the Recapitalization Agreement, including (i) using each of their reasonable best efforts to do all things necessary to execute and deliver all documents or instruments necessary to consummate the Recapitalization, (ii) using each of their reasonable efforts to obtain necessary governmental authorizations, consents, orders and approvals and to make necessary filings from or with any governmental authority or other third party to performance of their obligations under Recapitalization Agreement; (iii) not taking any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals and promptly responding to any requests for additional information from any governmental authority; and using each of its reasonable best efforts to secure termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or any other applicable domestic or foreign law, as applicable, for the Recapitalization and the other transactions contemplated thereby.
     Furthermore, at the Closing, the Investors have agreed to execute and deliver (i) a release to Holdings in the form attached to the Recapitalization Agreement, (ii) the stockholders consent adopting and approving certain amendments to Holdings’ certificate of incorporation, (iii) and a shareholders’ agreement in the form attached to the Recapitalization Agreement.
     The Investors have also agreed that (i) each of the Investors that are also Holders of Notes shall vote in favor of any consent solicitation that is a condition to closing and (ii) they will suspend further discovery or other activity in that certain case captioned Glenview Capital Partners, L.P. et al. v. Haights Cross Communications, Inc., Court of Chancery, State of Delaware (C.A. No. 2757 VCS).
Conditions to the Recapitalization
     The obligations of the parties to consummate the Recapitalization and the other transactions contemplated by the Recapitalization Agreement is subject to the satisfaction of various customary closing conditions, including (i) no legal restraint prohibiting the consummation of the transactions; (ii) accuracy of each party’s representations and warranties as of the date of Closing; (iii) performance by each party of its obligations under the Recapitalization Agreement; (iv) receipt of a copy of Holdings’ certificate of incorporation and resolutions adopting amendments thereto by the Investors; (v) receipt of a legal opinion of Richards Layton & Finger by the Investors; (vi) receipt of the opinion of Goodwin Procter LLP by the Investors; and (vii) expiration or termination of any applicable waiting periods under the HSR Act.
     In addition, the consummation of the Recapitalization and the other transactions contemplated by the Recapitalization are subject to the satisfaction of the following additional closing conditions: (i) Holdings shall have received the requisite consents of: (a) the Holders of the Notes to waive the change of control offers to redeem the indebtedness; (b) the holders of Haights Cross Operating Company senior notes to waive the change of control offers to redeem the indebtedness; (c) the lenders of Haights Cross Operating Company term loans to waive the requirements to prepay the indebtedness; and (c) the lenders of Haights Cross Operating Company revolving line of credit to waive any default; (ii) Holdings shall have received waivers from Peter J. Quandt and Paul J. Crecca that no “change of control” provisions of their employment agreements shall be triggered by any of the transactions contemplated by the Recapitalization Agreement; and (iii) each of Peter Quandt and Paul Crecca shall have executed a Management Stock Purchase Agreement in the form attached to the Recapitalization Agreement pursuant to which they shall acquire shares of Holdings’ common stock.
Closing of the Recapitalization Agreement; Strategic Alternatives
     The Financial Advisor served as financial advisor to Holdings in completing the Recapitalization Agreement and will assist Holdings in evaluating strategic alternatives following the Closing. Holdings intends to seek offers for the sale of all or substantially all of its assets.

THE SUPPLEMENTAL INDENTURE
     The Supplemental Indenture giving effect to the Waiver is attached hereto as Annex B and made a part hereof. Holders should carefully review the Supplemental Indenture before granting a Consent.
Waiver of the Change of Control Offer
     Consummation of the transactions contemplated by the Recapitalization Agreement may constitute a Change of Control and this Consent Solicitation seeks consent to waiver of the Change of Control Offer which might otherwise be required under the Indenture in the event of a Change of Control. This summary describes the material provisions of the Indenture which pertain to a Change of Control Offer but does not purport to describe all of the provisions of the Indenture. Holders are urged to read the full text of the Indenture because it is the legal document which governs a Change of Control Offer.
     If a Change of Control occurs, each Holder of Notes will have the right to require Holdings to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, Holdings must offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount at maturity of Notes repurchased plus accrued and unpaid Liquidated Damages, if any, on the Notes repurchased, to the date of purchase (if prior to February 1, 2009) or 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased, to the date of purchase (if on or after February 1, 2009). Within 30 days following any Change of Control, Holdings will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Holdings will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.
     On the Change of Control Payment Date, Holdings will, to the extent lawful:
     (1) Accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
     (2) Deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (3) Deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Holdings.
     The paying agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.
     Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Conditions to the Waiver and Payment of Consent Payment
     If the Requisite Consents are received and the other customary conditions to the acceptance of Consents as specified in this Consent Solicitation Statement are satisfied, Holdings and the Trustee expect to enter into the Supplemental Indenture promptly upon receipt of the Requisite Consents. The Waiver will become operative upon the execution of the Supplemental Indenture. If the Requisite Consents are received and the Supplemental Indenture is executed, (a) the Waiver will become binding on all Holders, including non-consenting Holders, and (b) promptly following the Consent Date Holdings will pay to all Holders whose Consents are properly received (and have not been revoked) prior to the Consent Date the Consent Payment. Non-consenting Holders will not be entitled to receive the Consent Payment.
     In the event that the Consent Solicitation is withdrawn or otherwise not completed, the Waiver will not become operative and the Consent Payment will not be paid or become payable to the Holders who have validly delivered Consents in connection with the Consent Solicitation.
THE CONSENT SOLICITATION
General
     Holdings is soliciting Consents, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Consent, to the Waiver of certain provisions of the Indenture under which the Notes were issued. See “The Supplemental Indenture.”
     If valid Consents with respect to a majority in aggregate principal amount at maturity of the outstanding Notes voting together as a single class (i.e., Requisite Consents) have been received (and have not been validly revoked prior to Holdings’ receipt of the Requisite Consents) and the other conditions set forth herein are satisfied or waived, Holdings and the Trustee (1) expect to execute the Supplemental Indenture, which will become operative upon execution thereof, and (2) if the Supplemental Indenture has been executed, will pay, promptly following the Consent Date, to each Holder of Notes as of the Record Date who has delivered (and has not validly revoked) a valid Consent in respect of such Notes for each $1,000 of principal amount at maturity of such Notes, an amount equal to the Consent Payment. As of the Record Date, $135.0 million in aggregate principal amount at maturity of the Notes were outstanding.
     A Holder of approximately 33% in aggregate principal amount at maturity of the Notes has indicated its intent to deliver its Consent, subject to the conditions of the Consent Solicitation.
     None of Holdings, the Trustee, the Information Agent or the Financial Advisor makes any recommendation as to whether or not Holders should deliver Consents.
     Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Letter of Consent or related documents may be directed to the Information Agent at its telephone number set forth on the last page hereof. A Holder may also contact the Financial Advisor at its telephone number set forth on the last page hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.
Consent Payment
     On the terms and subject to the conditions of the Consent Solicitation, if Holdings receives the Requisite Consents and the Supplemental Indenture is executed, the Waiver will become operative upon execution thereof and Holdings will pay, promptly following the Consent Date and the satisfaction of the other conditions contained herein, to each Holder who has validly delivered (and has not revoked) a valid Consent on or prior to the Consent Date in respect of such Notes, the Consent Payment. If the Waiver becomes effective, it will be binding on all Holders of the Notes, including non-consenting Holders, and such non-consenting Holders will not be entitled to receive the Consent Payment unless such non-consenting Holders consent on or prior to the Consent Date.

Conditions to the Acceptance of Consents by Holdings; Conditions to Payment of Consent Fee
     The obligation of Holdings to accept properly executed, delivered and unrevoked Consents and pay the Consent Payment with respect thereto is conditioned on (1) Requisite Consents having been received (and not validly revoked) on or prior to the Consent Date and (2) the absence of any law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that could, make unlawful or invalid or enjoin the implementation of the Waiver or the payment of any Consent Payment, or which would question the legality or validity thereof.
     In the event that any of the foregoing conditions is not satisfied, Holdings may, in its sole discretion, (a) allow the Consent Solicitation to lapse, (b) waive any of such conditions and accept for payment all Consents validly delivered and not validly revoked, (c) extend the Consent Date and continue soliciting Consents pursuant to the Consent Solicitation, or (d) otherwise amend the terms of the Consent Solicitation.
Waiver; Extension; Amendment
     Holdings expressly reserves the right, in its sole discretion, subject to applicable law, to (a) waive any of the conditions to the Consent Solicitation, (b) extend the Consent Date or (c) otherwise amend the terms of the Consent Solicitation, in each case by giving written notice thereof to the Information Agent. Any waiver, extension or amendment of the Consent Solicitation will be followed as promptly as practicable by notice sent to the Holders or by public announcement thereof, with the announcement in the case of an extension to be issued no later than 9 a.m., New York City time, on the first business day after the previously scheduled expiration or by notice sent to each Holder. Without limiting the manner in which Holdings may choose to make any public announcement, Holdings shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release.
Procedures for Consenting
     Only Holders as of the Record Date may execute Consents and, unless validly revoked in the manner described herein, such Consents will be binding on all beneficial owners and subsequent transferees of the Notes with respect to which such Consents were given. Any beneficial owner of Notes who desires to deliver a Consent with respect to such Notes but who is not a Holder of such Notes as of the Record Date (including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee) must arrange with the Person who is the Holder of such Notes as of the Record Date to execute and deliver a Consent on behalf of such beneficial owner.
     The Depository Trust Company (“DTC”) will authorize DTC participants (“Participants”) set forth in the position listing of DTC as of the Record Date to execute Consents as if they were Holders as of the Record Date of Notes then held of record for such Participants in the name of DTC or in the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term “Holder” of Notes held by DTC as of the Record Date for a Participant shall be deemed to include such Participant.
     Holders as of the Record Date desiring to deliver Consents should complete, sign and date the Letter of Consent in accordance with the instructions therein and mail or deliver it and any other required documents to the Information Agent at its address set forth on the last page of the Letter of Consent for receipt prior to the Consent Date.
     Signatures on a Letter of Consent must be guaranteed by a recognized participant (a “Medallion Signature Guarantor”) in the Securities Transfer Agents Medallion Program, unless such Letter of Consent is delivered (a) by the Holder of such Notes and that Holder has not completed either of the boxes entitled “Special Payment/Delivery Instructions” on the Letter of Consent or (b) for the account of a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or is a commercial bank or trust company having an office in the United States (each, an “Eligible Institution”).

     The method of delivery of Consents is at the election and risk of the consenting Holders. If delivery is by mail, registered mail with return receipt requested is recommended and enough time should be allowed to ensure delivery prior to the Consent Date.
     HOLDERS ARE NOT REQUIRED TO AND SHOULD NOT TENDER OR DELIVER NOTES TO HOLDINGS, THE TRUSTEE, THE INFORMATION AGENT, THE TABULATION AGENT OR THE FINANCIAL ADVISOR AT ANY TIME.
     All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for payment and revocation of Consents will be determined by Holdings in its sole discretion, and its determination will be final and binding. Holdings reserves the absolute right to reject any and all Consents that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. Holdings also reserves the absolute right in its sole discretion to waive any defect or irregularity in the Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. Holdings’ interpretation of the terms and conditions of the Consent Solicitation (including the instructions in the Letter of Consent) will be final and binding. None of Holdings, the Trustee, the Information Agent, the Financial Advisor or any other Person will be under any duty to give notification of any defects or irregularities in Consents or any notices of revocation or will incur any liability for failure to give any such notification.
Revocation of Consents
     Each properly completed and executed Consent will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.
     A Consent may be revoked by a Holder if the Information Agent receives notice of revocation before the date on which the Requisite Consents have been obtained; provided, however, that a Consent may only be revoked by the Holder who previously provided such Consent. A Consent becomes irrevocable once the Requisite Consents have been obtained. A Holder desiring to revoke a Consent must deliver to the Information Agent at its address set forth on the last page of the Letter of Consent a written revocation of such Consent containing the name of such Holder, the certificate numbers (if held in certificated form) to which such revocation relates, the principal amount at maturity of Notes to which such revocation relates and the guaranteed signature of such Holder. Revocation of Consents shall be effective upon receipt of such written revocation by the Information Agent.
     Each Holder executing a Letter of Consent will, by executing such Letter of Consent, be agreeing that it may revoke the related Consent only in the manner specified herein.
     A revocation of a Consent may be rescinded only by the execution and delivery of a new Letter of Consent, in accordance with the procedures set forth herein.
Acceptance for Payment and Payment
     Upon the terms and subject to the conditions of the Consent Solicitation, Holdings will accept all valid Consents that are delivered (and not validly revoked) prior to the Consent Date. Holdings will be deemed to have accepted Consents if, as and when Holdings gives written notice to the Information Agent of its acceptance of such Consents. If the Supplemental Indenture has been executed, Holdings will, promptly following the Consent Date, pay the Consent Payment to each Holder who has delivered (and has not validly revoked) a valid Consent in respect of such Notes prior to the Consent Date. Payment for Consents will be made by deposit of funds with the Information Agent, which will act as agent for the Holders for the purpose of receiving payments from Holdings and transmitting such payments to the Holders. If a Holder as of the Record Date delivers a Consent and subsequently transfers its Notes prior to the Consent Date, any payment pursuant to the Consent Solicitation with respect to such Notes will be made to such Holder as of the Record Date rather than to such Holder’s transferee.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
     BY REASON OF TREASURY DEPARTMENT CIRCULAR 230, WE ARE REQUIRED TO NOTIFY YOU THAT (i) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES CONTAINED OR REFERRED TO IN THIS CONSENT SOLICITATION STATEMENT AND RELATED MATERIALS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (ii) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (iii) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
     The following discussion is intended only as a summary of certain United States federal income tax consequences to Holders of Notes relating to the Consent Solicitation. The summary is based on currently existing provisions of the Code, existing U.S. Treasury regulations thereunder (including final, temporary or proposed), and published rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein. Holdings has not sought and will not seek any rulings from the Internal Revenue Service (“IRS”) with respect to the U.S. federal income tax treatment of the Consent Solicitation and, therefore, there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. This discussion does not purport to be a complete analysis or listing of all of the potential tax effects relevant to a particular Holder. In addition, this discussion is limited to U.S. Holders (defined below) who hold their Notes as “capital assets” (generally, for investment), and it does not address all of the tax consequences that may be relevant to persons who are subject to special treatment under U.S. federal income tax laws, such as financial institutions, dealers in securities or currencies, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt organizations, non-U.S. persons (except to the limited extent provided below), partnerships or other pass-through entities or persons holding Notes through a partnership or other pass-through entity, persons that hold Notes as part of a straddle, conversion transaction, hedge, or other risk reduction transaction, a controlled foreign corporation and owners thereof, a passive foreign investment company and owners thereof, a U.S. expatriate, or persons subject to the alternative minimum tax, which may be subject to special rules. In addition, the following discussion does not address the tax consequences relating to the Consent Solicitation under foreign, state or local tax laws. Accordingly, Holders should consult their own tax advisors as to the tax consequences of the Consent Solicitation, including the applicable U.S. federal, state, local, and foreign tax consequences to them.
     For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;

•	a corporation (or an entity taxable as a corporation) organized in or under the laws of the United States or of any political subdivision of the United States;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, in general, if a U.S. court is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have authority to control all substantial decisions of the trust.
     If a partnership holds Notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Each partner of a partnership holding Notes should consult its own tax advisor.

U.S. Holders
     Consent Payment
     There is no authority directly on point concerning the U.S. federal income tax consequences of receipt of the Consent Payment and, therefore, the treatment of such receipt is uncertain. Holdings intends to treat Consent Payments paid to a U.S. Holder, for U.S. federal income tax purposes, as a separate fee paid in exchange for Consents. Alternatively, the Consent payment may be treated as a payment in nature of additional interest on the Notes. In either case, a U.S. Holder would recognize ordinary income equal to the amount of the Consent Payment received without any reduction by any portion of such U.S. Holder’s tax basis in the Notes.
     Tax Treatment of the Waiver
     The tax treatment of a U.S. Holder, regardless of its Consent, will depend on whether, for U.S. federal income tax purposes, the Waiver to be effected through the Supplemental Indenture and receipt of the Consent Payment constitutes a “significant modification” of the Notes and thus a “deemed” exchange of the Notes for new Notes (the “New Notes”). Under applicable U.S. Treasury regulations, a modification of a debt instrument is a “significant modification” if the modified debt instrument differs materially either in kind or in extent from the original debt instrument, even if no actual exchange of the debt instrument occurs. In particular, the regulations provide specific rules regarding whether (i) changes in yield or (ii) the deletion or alteration of accounting or financial covenants of, or with respect to, a debt instrument will be a significant. Absent specific rules applicable to a modification of a debt instrument under the regulations, a modification of a debt instrument will be treated as a “significant modification” and, as a result, as a deemed exchange, only if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” Although there is no authority directly on point, Holdings believes that the receipt of the Consent Payment and the implementation of the Waiver should not result in a “significant modification” of the Notes.
     A change in the yield of a debt instrument is a “significant modification” under the regulations if the yield of the modified instrument varies from the yield on the unmodified instrument by more than the greater of (i) 25 basis points or (ii) five percent of the annual yield of the unmodified instrument. Holdings believes that the receipt of the Consent Payment should not change the yield of the Notes by an amount that would be treated as a “significant modification” under the regulations. The regulations also provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a “significant modification.” The Supplemental Indenture and any other changes effected as a result of the Requisite Consents therefore should be viewed as merely altering a customary accounting or financial covenant.
     Assuming that our position is respected, a U.S. Holder would generally not recognize any income or loss as a result of the Consent Solicitation except with respect to the Consent Payment as discussed above. In this case, the U.S. Holder’s tax basis in the Notes and holding period of the Notes remain the same.
     If the IRS successfully challenges our determination that the Waiver and the Consent Payment do not constitute a significant modification, a U.S. Holder would recognize taxable gain or loss equal to the difference, if any, between (a) the amount realized by a U.S. Holder in the deemed exchange (generally, the issue price, as defined in the relevant U.S. Treasury Regulations, of the New Notes deemed received by the U.S. Holder in exchange for the Notes) and (b) its tax basis for the Notes deemed surrendered, unless the Notes and New Notes qualify as “securities” for tax purposes. Although the matter is not free from doubt, Holdings believes the Notes and the New Notes would qualify as securities for this purpose. Assuming both debt instruments qualify as securities, the deemed exchange of the Notes for New Notes would constitute a tax-free reorganization and no gain or loss should be recognized except with respect to the Consent Payment as discussed above.
     Backup Withholding
     A U.S. Holder who delivers its Consent may be subject to backup withholding at a rate of 28% on the Consent Payment received unless such U.S. Holder (i) comes within certain exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld from a Consent Payment under these rules will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
     For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a Note that is not a U.S. Holder. Although, as noted above, the proper treatment of the Consent Payment is unclear, Holdings intends to take the position that the Consent Payment represents ordinary income and intends to withhold U.S. federal income tax at a rate of 30% on payments of the Consent Payment to a Non-U.S. Holder unless (i) the Non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of the Consent Payment is effectively connected and provides a properly executed IRS Form W-8ECI or (ii) a U.S. tax treaty either eliminates or reduces such withholding tax with respect to the Consent Payment paid to the Non-U.S. Holder and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN. Non-U.S. Holders should consult their own tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax exemption and refund procedures.
FINANCIAL ADVISOR AND INFORMATION AGENT
     Holdings has retained Evercore Group L.L.C. to act as Financial Advisor (the “Financial Advisor”) and Global Bondholder Services Corporation to act as information agent and tabulation agent (in such capacities, the “Information Agent”) in connection with the Consent Solicitation. The Financial Advisor will solicit consents and will receive a fee in connection with its retention with respect to the Recapitalization, the consent solicitation process and advising Holdings as it pursues strategic alternatives. Holdings has agreed to pay a customary fee to and to reimburse each of the Financial Advisor and the Information Agent for its reasonable out-of-pocket expenses and to indemnify each of the Financial Advisor and the Information Agent against certain liabilities, including liabilities under U.S. federal securities laws.
     None of the Financial Advisor and the Information Agent assumes any responsibility for the accuracy or completeness of the information concerning Holdings or its affiliates contained in this Consent Solicitation Statement or for any failure by Holdings to disclose events that may have occurred and may affect the significance or accuracy of such information.
     Holders desiring to deliver Consents should complete, sign and date the Letter of Consent in accordance with the instructions therein and mail or deliver it and any other required documents to the Information Agent at its address set forth in the Letter of Consent. Facsimile copies of the Letter of Consent will be accepted only from Eligible Institutions.
Disclaimer
     The information contained herein is being provided only in connection with this Consent Solicitation Statement and may include information that is confidential and proprietary and should not be reproduced, distributed or disclosed without the prior written consent of Holdings. The information and opinions contained herein are based on information available to Holdings. No guarantee is given concerning those opinions, the outcome of future events or any forward-looking statements included in this Consent Solicitation Statement. Information from third parties contained herein is from sources Holdings believes to be reliable. However, no representations are made by Holdings regarding the accuracy of such third-party information. The summary information contained herein is not intended to be exhaustive and is not intended to be construed as financial, legal, tax or other advice, which should be obtained by each registered holder of Notes from its own advisors. For more detailed information, registered holders of Notes should review the Recapitalization Agreement and the Indenture.

The Information Agent for the Consent Solicitation is:
Global Bondholder Services Corporation

65 Broadway – Suite 723	Banks and Brokers call:	Toll Free:
New York, New York 10006 Attention: Corporate Actions	(212) 430-3774	(866) 804-2200
The Tabulation Agent for the Consent Solicitation is:
Global Bondholder Services Corporation

By facsimile:
(For Eligible Institutions only):	Confirmation:
(212) 430-3775	(212) 430-3774

By Mail:	By Overnight Courier:	By Hand:
65 Broadway – Suite 723 New York, NY 10006	65 Broadway – Suite 723 New York, NY 10006	65 Broadway – Suite 723 New York, NY 10006
     Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Letter of Consent or related documents may be directed to the Information Agent at its telephone number set forth above. A Holder may also contact the Financial Advisor at the telephone number set forth below or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Financial Advisor for the Consent Solicitation is:
Evercore Group L.L.C.
55 East 52nd Street
New York, NY 10055
By Telephone:
(212) 875-3144

ANNEX A
REPORT ON FORM 8-K

A-1

ANNEX B
SUPPLEMENTAL INDENTURE
     THIS SUPPLEMENTAL INDENTURE, dated as of July ___, 2007 (this “Supplemental Indenture”), among Haights Cross Communications, Inc. a Delaware Corporation (“Issuer”), and Wells Fargo Bank, N.A., a national banking association, organized and existing under the laws of the United States of America, successor by merger to Wells Fargo Bank of Minnesota, N.A., as trustee (the “Trustee”), is to that certain Indenture dated as of February 2, 2004 between the Issuer and the Trustee (as amended or supplemented, the “Indenture”).
RECITALS
     WHEREAS, Section 9.02 of the Indenture provides that the Issuer and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of changing certain provisions of the Indenture with the consent of a majority in aggregate principal amount at maturity of the Notes.
     WHEREAS, the Issuer represents that it has obtained consents from Holders of a majority of the aggregate principal amount at maturity of the Notes to permit the execution of this Supplemental Indenture.
     WHEREAS, the Issuer represents that all other conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer and the Trustee have been done or performed, including without limitation the conditions contained in Section 9.06 of the Indenture.
     WHEREAS, the Issuer represents that the Issuer and certain investors (the “Investors”) intend to effect a recapitalization of the capital stock of the Issuer (the “Recapitalization”) pursuant to that certain Recapitalization Agreement by and between the Issuer and the Investors dated as of June 29, 2007 (the “Recapitalization Agreement”) whereby all shares of the Issuer’s series A preferred stock, series B preferred stock and series C preferred stock will be changed into shares of common stock, all the currently outstanding common stock will be changed into one share of common stock and all warrants to purchase shares of common stock and series A preferred stock shall be adjusted by the Recapitalization in accordance with the terms of such warrants.
     WHEREAS, unless the context requires otherwise, all capitalized terms used but not otherwise defined herein will have the meanings ascribed thereto in the Indenture.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Issuer and the Trustee hereby covenant and agree, for the benefit of the other party and the equal and ratable benefit of all Holders from time to time of the Notes:
ARTICLE 1
WAIVER
     Section 1.01. Waiver of Repurchase Upon Change of Control. Solely to the extent that the consummation of the Recapitalization Agreement and/or transactions contemplated thereby constitutes a “Change of Control” as defined under Section 1.01 of the Indenture, the requirement that the Issuer is obligated to make a Change of Control Offer upon a change of control under Section 4.15 of the Indenture is hereby waived.
ARTICLE 2
MISCELLANEOUS
     Section 2.01. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

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     Section 2.02. Confirmation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed.
     Section 2.03. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 2.04. Governing Law. This Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein without regard to the conflict of laws principles thereof.
     Section 2.05. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
[Remainder of this page intentionally left blank.]

B-2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

HAIGHTS CROSS COMMUNICATIONS, INC.

By

Name:
Title:

WELLS FARGO BANK, N.A. as successor by merger to WELLS FARGO BANK MINNESOTA, N.A., as Trustee

By

Name:
Title:

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